Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS Fourth quarter and fiscal 2023 financial results

San Jose, CA – November 6, 2023. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported unaudited financial results for the fourth quarter and fiscal year ended September 30, 2023 and outlook for its fiscal first quarter ending December 30, 2023.

Fourth Quarter Fiscal 2023 Financial Highlights ▪ Revenue: $2.05 billion ▪ GAAP operating margin: 4.8% ▪ GAAP diluted EPS: $1.04 ▪ Non-GAAP(1) operating margin: 5.7% ▪ Non-GAAP diluted EPS: $1.42	Fiscal Year 2023 Financial Highlights ▪ Revenue: $8.9 billion ▪ GAAP operating margin: 5.1% ▪ GAAP diluted EPS: $5.18 ▪ Non-GAAP operating margin: 5.8% ▪ Non-GAAP diluted EPS: $6.26

Additional Highlights

▪     Cash flow from operations: Q4 $77 million and FY’23 $235 million

▪     Free cash flow: $39 million in Q4 and $45 million in FY’23

▪     Share repurchases: 603,776 shares for $33 million in Q4 and 1.58 million shares for $84 million in FY’23

▪     Q4 ending cash and cash equivalents: $668 million

▪     Q4 non-GAAP pre-tax ROIC: 26.4%

(1)	Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance costs, environmental investigation, remediation and related costs and other charges related to closing and consolidating facilities); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

“We delivered strong fiscal 2023 financial results. Revenue was up 13 percent, non-GAAP operating margin expanded 80 basis points to 5.8 percent and non-GAAP earnings per share was up 34 percent year-over-year,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation. “Revenue for the fourth quarter was down 7 percent sequentially due to ongoing customer inventory adjustments primarily in the communications end-market. Despite lower revenue, we delivered consistent non-GAAP operating margin sequentially and a 40 basis point improvement compared to the same quarter a year ago.”

“The team continues to demonstrate resilience in a dynamic market environment. Over the last year, we’ve made significant investments to support new programs, further diversify within our end-markets and expand our capabilities, positioning our business to capture future opportunities.”

“Our first quarter outlook is down sequentially, driven by some customers continuing to adjust inventory levels and ongoing macroeconomic uncertainty. We expect headwinds for the next couple of quarters with an improvement in the back half of the year. We remain confident in our strategy and long-term financial performance,” concluded Sola.

First Quarter Fiscal 2024 Outlook

The following outlook is for the fiscal first quarter ending December 30, 2023. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $1.85 billion to $1.95 billion

▪	GAAP diluted earnings per share between $0.98 to $1.08

▪	Non-GAAP diluted earnings per share between $1.20 to $1.30

Safe Harbor Statement

The statements above concerning our financial outlook for the first quarter fiscal 2024 and our expectations for FY24 generally constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; geopolitical uncertainty, including from the war in Ukraine and conflict in the Middle East; and the other risk factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission.

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the fourth quarter and fiscal year 2023 and outlook for the first quarter of fiscal 2024 on Monday, November 6, 2023 at 4:30 p.m. ET (1:30 p.m. PT). The access numbers are: domestic 833-816-1390 and international 412-317-0483. The conference will also be webcast live over the Internet. You can log on to the live webcast at Q4 and FY'23 Webcast. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 877-344-7529 and international 412-317-0088, access code is 5486944.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the industrial, medical, defense and aerospace, automotive, communications networks and cloud infrastructure markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

SVP, Investor Communications

408-964-3610

Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)
 (Unaudited)

	September 30,	October 1,
	2023	2022
ASSETS

Current assets:
Cash and cash equivalents	$667,570	$529,857
Accounts receivable, net	1,230,771	1,138,894
Contract assets	445,757	475,721
Inventories	1,477,223	1,684,099
Prepaid expenses and other current assets	58,249	62,044
Total current assets	3,879,570	3,890,615

Property, plant and equipment, net	632,836	575,170
Deferred tax assets	177,597	209,554
Other	183,965	160,192
Total assets	$4,873,968	$4,835,531

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,612,833	$2,041,434
Accrued liabilities	267,148	281,599
Accrued payroll and related benefits	127,406	130,892
Short-term debt, including current portion of long-term debt	25,945	17,500
Total current liabilities	2,033,332	2,471,425

Long-term liabilities:
Long-term debt	312,327	329,237
Other	209,684	215,333
Total long-term liabilities	522,011	544,570

Stockholders' equity	2,318,625	1,819,536
Total liabilities and stockholders' equity	$4,873,968	$4,835,531

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,	October 1,	September 30,	October 1,
	2023	2022	2023	2022
Net sales	$2,052,019	$2,224,865	$8,935,048	$7,919,622
Cost of sales	1,878,591	2,052,636	8,191,837	7,297,416
Gross profit	173,428	172,229	743,211	622,206

Operating expenses:
Selling, general and administrative	62,124	59,771	255,072	244,569
Research and development	7,715	6,023	26,427	21,343
Restructuring and other costs	4,323	3,085	6,054	6,815
Total operating expenses	74,162	68,879	287,553	272,727

Operating income	99,266	103,350	455,658	349,479

Interest income	3,910	430	13,595	1,628
Interest expense	(8,257)	(7,111)	(36,290)	(22,473)
Other expense, net	(8,168)	(19,204)	(20,156)	(26,314)
Interest and other, net	(12,515)	(25,885)	(42,851)	(47,159)
Income before income taxes	86,751	77,465	412,807	302,320
Provision for income taxes	21,396	19,101	85,294	61,936
Net income before noncontrolling interest in subsidiary earnings	65,355	58,364	327,513	240,384
Noncontrolling interest in subsidiary earnings	3,514	-	17,543	-
Net income attributable to common shareholders	$61,841	$58,364	$309,970	$240,384

Basic income per share	$1.08	$1.01	$5.36	$3.92
Diluted income per share	$1.04	$0.98	$5.18	$3.81

Weighted-average shares used in computing per share amounts:
Basic	57,406	58,023	57,847	61,310
Diluted	59,178	59,844	59,815	63,117

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2023	2023	2022	2023	2022
GAAP Operating income	$99,266	$107,365	$103,350	$455,658	$349,479
GAAP Operating margin	4.8%	4.9%	4.6%	5.1%	4.4%
Adjustments:
Stock compensation expense (1)	12,942	13,317	10,563	50,402	39,608
Amortization of intangible assets	1,342	669	234	2,493	1,010
Legal and other (2)	-	4,475	-	5,170	2,033
Restructuring and others costs	4,323	296	3,085	6,054	6,815
Non-GAAP Operating income	$117,873	$126,122	$117,232	$519,777	$398,945
Non-GAAP Operating margin	5.7%	5.7%	5.3%	5.8%	5.0%

GAAP Net income attributable to common shareholders	$61,841	$76,494	$58,364	$309,970	$240,384

Adjustments:
Operating income adjustments (see above)	18,607	18,757	13,882	64,119	49,466
Reversal of gain on sale of IP	-	-	-	-	7,000
Legal and other (2)	-	-	10,750	(3,630)	3,640
Adjustments for taxes (3)	3,526	(3,093)	(737)	3,771	(5,231)
Non-GAAP Net income attributable to common shareholders	$83,974	$92,158	$82,259	$374,230	$295,259

GAAP Net income attributable to common shareholders per share:
Basic	$1.08	$1.32	$1.01	$5.36	$3.92
Diluted	$1.04	$1.28	$0.98	$5.18	$3.81

Non-GAAP Net income attributable to common shareholders per share:
Basic	$1.46	$1.59	$1.42	$6.47	$4.82
Diluted	$1.42	$1.55	$1.37	$6.26	$4.68

Weighted-average shares used in computing per share amounts:
Basic	57,406	57,987	58,023	57,847	61,310
Diluted	59,178	59,592	59,844	59,815	63,117

(1) Stock compensation expense was as follows:

Cost of sales	$3,978	$4,518	$3,610	$16,763	$14,065
Selling, general and administrative	8,747	8,588	6,807	32,781	25,037
Research and development	217	211	146	858	506
Total	$12,942	$13,317	$10,563	$50,402	$39,608

(2) Represents expenses, charges and recoveries associated with certain legal and other matters.

(3) GAAP Provision for income taxes	$21,396	$17,267	$19,101	$85,294	$61,936

Adjustments:
Tax impact of operating income adjustments	2,645	1,817	879	7,736	1,926
Discrete tax items	1,210	6,957	2,415	12,930	16,899
Deferred tax adjustments	(7,381)	(5,681)	(2,557)	(24,437)	(13,594)

Subtotal - adjustments for taxes	(3,526)	3,093	737	(3,771)	5,231
Non-GAAP Provision for income taxes	$17,870	$20,360	$19,838	$81,523	$67,167

Q1 FY24 Earnings Per Share Outlook*:

	Q1 FY24 EPS Range
	Low	High
GAAP Diluted earnings per share	$0.98	$1.08
Stock compensation expense	$0.22	$0.22
Non-GAAP Diluted earnings per share	$1.20	$1.30

* Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and other unusual or infrequent items, if any, that could be incurred during the first quarter of FY24, an estimate of such items is not included in the outlook for Q1 FY24 GAAP EPS.

Sanmina Corporation

Condensed Consolidated Cash Flow

($ in thousands)

(GAAP)

(unaudited)

	Three Month Periods					Twelve Month Periods
($ in thousands)	Q4'23	Q3'23	Q2'23	Q1'23	Q4'22	FY23	FY22
GAAP Net income before noncontrolling interest	$65,355	$81,737	$85,307	$95,114	$58,364	$327,513	$240,384
Depreciation and amortization	30,521	29,898	29,282	28,536	26,686	118,237	108,783
Other, net	21,947	21,174	17,075	20,727	33,886	80,923	77,626
Net change in net working capital	(40,966)	(76,300)	(67,086)	(107,153)	(37,038)	(291,505)	(95,939)
Cash provided by operating activities	76,857	56,509	64,578	37,224	81,898	235,168	330,854

Purchases of long-term investments	(500)	(500)	(700)	(800)	(300)	(2,500)	(2,000)
Net purchases of property& equipment	(37,803)	(52,167)	(63,458)	(36,530)	(48,155)	(189,958)	(130,214)
Cash used in investing activities	(38,303)	(52,667)	(64,158)	(37,330)	(48,455)	(192,458)	(132,214)

Contingent consideration paid in connection with previous business combination	-	(8,558)	-	-	-	(8,558)	-
Net share repurchases	(30,397)	(52,072)	(13,376)	(7,836)	(23,438)	(103,681)	(328,722)
Net borrowing activities	4,070	(4,375)	(4,375)	(4,375)	27,987	(9,055)	13,923
Proceeds from collection of notes receivable	-	-	-	-	-	-	500
Proceeds from sale of noncontrolling interest	-	-	-	215,799	-	215,799	-
Cash provided by (used for) financing activities	(26,327)	(65,005)	(17,751)	203,588	4,549	94,505	(314,299)

Effect of exchange rate changes	(1,245)	(452)	220	1,975	(1,440)	498	(4,510)

Net change in cash& cash equivalents	$10,982	$(61,615)	$(17,111)	$205,457	$36,552	$137,713	$(120,169)

Free cash flow:
Cash provided by operating activities	$76,857	$56,509	$64,578	$37,224	$81,898	$235,168	$330,854
Net purchases of property& equipment	(37,803)	(52,167)	(63,458)	(36,530)	(48,155)	(189,958)	(130,214)
Proceeds from sale of intellectual property	-	-	-	-	-	-	500
	$39,054	$4,342	$1,120	$694	$33,743	$45,210	$201,140

Sanmina Corporation

Pre-Tax Return on invested Capital (ROIC)

($ in thousands)

(unaudited)

		Three Month Periods
($ in thousands)		Q4 FY23	Q3 FY23	Q2 FY23	Q1 FY23	Q4 FY22
GAAP Operating income		$99,266	$107,365	$120,601	$128,426	$103,350
	x	4.0	4.0	4.0	4.0	4.0
Annualized GAAP Operating income		397,064	429,460	482,404	513,704	413,400
Average invested capital (1)	÷	1,783,744	1,698,819	1,592,563	1,485,054	1,398,566
GAAP Pre-tax ROIC		22.3%	25.3%	30.3%	34.6%	29.6%

Non-GAAP Operating income		$117,873	$126,122	$134,883	$140,899	$117,232
	x	4.0	4.0	4.0	4.0	4.0
Annualized non-GAAP Operating income		471,492	504,488	539,532	563,596	468,928
Average invested capital (1)	÷	1,783,744	1,698,819	1,592,563	1,485,054	1,398,566
Non-GAAP Pre-tax ROIC		26.4%	29.7%	33.9%	38.0%	33.5%

(1) Invested capital is defined as total assets (not including cash and cash equivalents and deferred tax assets) less total liabilities (excluding short-term and long-term debt).

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income, diluted earnings per share and pre-tax return on invested capital (ROIC). Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs, environmental investigation, remediation and related costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) generally do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.